Exhibit 99.1

                Technology Leader Joins Red Hat Board;
 Narendra Gupta, Vice Chairman of Wind River, Has Been Elected to Red
                        Hat Board Of Directors

    RALEIGH, N.C.--(BUSINESS WIRE)--Nov. 15, 2005--Red Hat, Inc. (NASDAQ:RHAT), the world's leading provider of open source solutions to the enterprise, today announced that Narendra (Naren) Gupta, Vice Chairman of Wind River Systems, has joined Red Hat's board of directors. Gupta has over 30 years experience in the technology industry.
    Dr. Gupta co-founded Integrated Systems Inc. (ISI) in 1980 to develop products for embedded software development which went public in 1990. Dr. Gupta served as ISI's President and CEO from founding until 1994 and as Chairman until 2000. Integrated Systems merged with Wind River Sytems in 2000 and Dr. Gupta has served as Wind River's Vice Chairman since then. He also served as the interim President/CEO of Wind River from June 2003 to January 2004.
    In addition to Wind River and Red Hat, Dr. Gupta serves on the boards of Tibco Software and privately-held companies. He also serves as a board member for two non-profit organizations - the Community Foundation of Silicon Valley and the American India Foundation.
    "Red Hat and our shareholders are fortunate to have a leader like Naren join our Board. As a Red Hat Director, Naren's values and technical vision will be a great asset to the global open source community," said Matthew Szulik, Chairman and CEO of Red Hat.
    "I am extremely pleased to join a dynamic enterprise, that is changing and extending the foundation of computer software and has an opportunity continue to do so for years to come," added Naren Gupta.
    Dr. Gupta received a bachelor's degree from the Indian Institute of Technology (IIT), Delhi, in 1969, a master's degree from the California Institute of Technology in 1970 and a Ph.D. degree from Stanford University in 1974.

    About Red Hat, Inc.

    Red Hat, the world's leading open source and Linux provider, is headquartered in Raleigh, NC with satellite offices spanning the globe. Red Hat is leading Linux and open source solutions into the mainstream by making high quality, low cost technology accessible. Red Hat provides operating system software along with middleware, applications and management solutions. Red Hat also offers support, training and consulting services to its customers worldwide and through top-tier partnerships. Red Hat's Open Source strategy offers customers a long-term plan for building infrastructures that are based on and leverage open source technologies with focus on security and ease of management. Learn more: http://www.redhat.com.

    Forward-Looking Statements

    Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the factors discussed in our most recent Quarterly Report on Form 10-Q filed with the SEC (a copy of which may be accessed through the SEC's website at http://www.sec.gov), reliance upon strategic relationships, management of growth, the possibility of undetected software errors, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures and the viability of the Internet. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.
    *LINUX is a trademark of Linus Torvalds. RED HAT is a registered trademark of Red Hat, Inc.

    CONTACT: Red Hat, Inc.
             Leigh Day, 919-754-3700, Ext. 44369
             lday@redhat.com